Exhibit 5.3

AutoNation, Inc.

200 SW 1st Ave

Fort Lauderdale, FL 33301

August 2, 2017

AutoNation, Inc.

200 SW 1st Avenue

Fort Lauderdale, FL 33301

Re:   AutoNation, Inc.

         Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

I am Executive Vice President, General Counsel and Corporate Secretary of AutoNation, Inc., a Delaware corporation (the “Company”), and in such capacity have acted as counsel to the Company and the subsidiary guarantors, in connection with the registration statement on Form S-3 (File No. 333-209585) (the “Initial Registration Statement”) filed by the Company and the subsidiary guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 18, 2016, as amended by Post-Effective Amendment No. 1 (the “Post-Effective Amendment” and the Initial Registration Statement as amended by the Post-Effective Amendment, the “Registration Statement”) to be filed on the date hereof by the Company and the subsidiary guarantors with the Commission under the Securities Act. The Registration Statement relates to, among other things, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933 (the “Rules and Regulations”), of guarantees of debt securities of the Company, which may be issued in one or more series (the “Debt Securities”), by subsidiaries of the Company (the “Subsidiary Guarantees”), including guarantees of the Debt Securities by the subsidiaries of the Company listed on Schedule I hereto (the “Subsidiary Guarantors”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion stated herein, I have examined and relied upon the following: (i) the Registration Statement; (ii) the Indenture; (iii) the applicable certificate or articles of incorporation and bylaws, certificate of formation, limited liability company agreement or limited partnership agreement, as applicable, of each Subsidiary Guarantor, in each case as amended to date; (iv) copies of certain resolutions of the directors, managers, general partners, stockholders and/or members, as applicable, of each of the Subsidiary Guarantors, dated August 2, 2017; and (v) copies of certain resolutions of the Board of Directors of the Company, adopted on February 9, 2016.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Subsidiary Guarantors and others and such other documents as I have deemed necessary or appropriate as a basis for the opinion stated below.

In my examination, I have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed (i) that the parties thereto, other than the Company and the Subsidiary Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. I have assumed that any Debt Securities that may be issued will be issued in a form that complies with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and will be manually signed or countersigned, as the case may be, by a duly authorized officer of the Trustee. I have also assumed that the Subsidiary Guarantors have been duly organized and are and will continue to be validly existing in good standing, and have and will continue to have the requisite legal status and legal capacity, under the laws of their respective jurisdictions of organization and that the Subsidiary Guarantors have complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of their respective jurisdictions of organization) in connection with the transactions contemplated by the Indenture and the Registration Statement. In addition, I have also assumed that the terms of the Debt Securities and the Subsidiary Guarantees will have been established so as not to, and that the execution and delivery by the Company and the Subsidiary Guarantors of, and the performance of their obligations under, the Indenture, any supplemental indenture to be entered into in connection with the issuance of Debt Securities and the Subsidiary Guarantees, will not, violate, conflict with or constitute a default under (1) any agreement or instrument to which the Company or any of the Subsidiary Guarantors is subject, (2) any law, rule or regulation to which the Company or any of the Subsidiary Guarantors is subject, (3) any judicial or regulatory order or decree of any governmental authority or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. I have also assumed that the choice of New York law to govern the Indenture, any supplemental indentures thereto and the Subsidiary Guarantees is a valid and legal provision. As to any facts relevant to the opinion stated herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others and of public officials.

I am a member of the Florida Bar and express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of Florida, (ii) the corporate and limited liability company statutes listed on Schedule II hereto and (iii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). The Debt Securities and Subsidiary Guarantees may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. I do not express any opinion as to the effect of any law (other than Opined on Law) on the opinions stated herein. Insofar as the opinion expressed herein relates to matters governed by laws other than Opined on Law, I have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, it is my opinion that:

With respect to any Subsidiary Guarantee to be offered by any Subsidiary Guarantor of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Subsidiary Guarantee”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture and any supplemental indenture related to such Offered Subsidiary Guarantee has been qualified under the Trust Indenture Act of 1939, as amended; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Subsidiary Guarantee has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (c) if the Offered Subsidiary Guarantee is to be issued pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary Guarantor and the other parties thereto; (d) all necessary entity action, including any required action by such Subsidiary Guarantor’s board of directors or managers, or any authorized committee thereof, or by such Subsidiary Guarantor’s members, as applicable, or by appropriate officers of such Subsidiary Guarantors, or other action has been taken by such Subsidiary Guarantor to approve the issuance and terms of the Offered Subsidiary Guarantee and related matters; (e) the Indenture and any supplemental indenture in respect of such Offered Subsidiary Guarantee have been duly authorized, executed and delivered by each party thereto; (f) the terms of the

Offered Subsidiary Guarantee and of its issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee so as not to violate any applicable law, the applicable certificate or articles of incorporation (as then in effect) and bylaws (as then in effect), certificate of formation (as then in effect), limited liability company agreement (as then in effect) or limited partnership agreement (as then in effect), as applicable, of each Subsidiary Guarantor or result in a default under or breach of any agreement or instrument binding upon a Subsidiary Guarantor, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Subsidiary Guarantors or the Trustee; and (g) the Offered Subsidiary Guarantee has been issued in a form that complies with the Indenture and any supplemental indenture and has been duly executed, delivered and countersigned in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and duly issued in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Subsidiary Guarantee will be a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference or other similar laws now or hereafter in effect affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is sought in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain remedies, (iv) waivers of any usury defense contained in the Indenture, any supplemental indenture or Offered Subsidiary Guarantee that may be unenforceable, (v) requirements that a claim with respect to any Offered Subsidiary Guarantee of any series of Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also hereby consent to the use of my name under the heading “Legal Matters” in the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent change in applicable laws.

Very truly yours,

/s/ C. Coleman Edmunds

C. Coleman Edmunds
Executive Vice President, General Counsel and Corporate Secretary of AutoNation, Inc.

Schedule I

Guarantors

AUTO COMPANY 2017-01, INC.

AUTO COMPANY 2017-02, INC.

AUTO COMPANY 2017-03, INC.

AUTO COMPANY 2017-04, INC.

AUTO COMPANY 2017-05, INC.

AUTO COMPANY 2017-06, INC.

AUTO COMPANY 2017-07, INC.

AUTO COMPANY 2017-08, INC.

AUTO COMPANY 2017-09, INC.

AUTO COMPANY 2017-10, INC.

AUTO DEALERSHIP 2017-01, LLC

AUTO DEALERSHIP 2017-02, LLC

AUTO DEALERSHIP 2017-03, LLC

AUTO DEALERSHIP 2017-04, LLC

AUTO DEALERSHIP 2017-05, LLC

AUTO DEALERSHIP 2017-06, LLC

AUTO DEALERSHIP 2017-07, LLC

AUTO DEALERSHIP 2017-08, LLC

AUTO DEALERSHIP 2017-09, LLC

AUTO DEALERSHIP 2017-10, LLC

AUTO DEALERSHIP 2017-11, LLC

AUTO DEALERSHIP 2017-12, LLC

AUTO DEALERSHIP 2017-13, LLC

AUTO DEALERSHIP 2017-14, LLC

AUTO DEALERSHIP 2017-15, LLC

AUTO DEALERSHIP 2017-16, LLC

AUTO DEALERSHIP 2017-17, LLC

AUTO DEALERSHIP 2017-18, LLC

AUTO DEALERSHIP 2017-19, LLC

AUTO DEALERSHIP 2017-20, LLC

AUTO DEALERSHIP 2017-21, LLC

AUTO DEALERSHIP 2017-22, LLC

AUTO DEALERSHIP 2017-23, LLC

AUTO DEALERSHIP 2017-24, LLC

AUTO DEALERSHIP 2017-25, LLC

AUTO DEALERSHIP 2017-26, LLC

AUTO DEALERSHIP 2017-27, LLC

AUTO DEALERSHIP 2017-28, LLC

AUTO DEALERSHIP 2017-29, LLC

AUTO DEALERSHIP 2017-30, LLC

OXNARD EUROPEAN MOTORS, LLC

Schedule II

Corporate and Limited Liability Company Statutes

Delaware Limited Liability Company Act, 3 Corporation Statutes (Aspen Law & Bus.)

Delaware General Corporation Law, 3 Corporation Statutes (Aspen Law & Bus.)